EXHIBIT 10.37
SEVENTH AMENDMENT TO LEASE
(5201 California)

I.    PARTIES AND DATE.

This Seventh Amendment to Lease (the “Amendment”) dated and effective as of June 28, 2012, is by and between THE IRVINE COMPANY LLC, a Delaware limited liability company (“Landlord”), and BROADCOM CORPORATION, a California corporation (“Tenant”).

II.    RECITALS.

On October 31, 2007, Landlord and Tenant entered into a lease (the “Original Lease”) for all of the rentable space (approximately 63,440 rentable square feet) in the building located at 5211 California, Irvine, California (the “5211 California Premises” and the “5211 California Building”, respectively), which lease was amended by a First Amendment to Lease dated November 12, 2008 (the “First Amendment”) wherein Landlord leased to Tenant all of the rentable space (approximately 53,840 rentable square feet) in the building located at 5241 California Avenue (the “5241 California Premises” and the “5241 California Building”, respectively) as part of the Premises subject to the Lease, by a Second Amendment to Lease dated July 21, 2010 (the “Second Amendment”) wherein Landlord leased to Tenant approximately 14,336 rentable square feet of space commonly known as Suite 140, Suite 160, Suite 210, and Suite 250 in a building located at 5251 California Avenue (the “5251 California Building”) as part of the Premises subject to the Lease, by a Third Amendment to Lease dated September 14, 2010 (the “Third Amendment”) wherein Landlord leased to Tenant all of the rentable space (approximately 53,840 rentable square feet) in the building located at 5231 California Avenue (the “5231 California Premises” and the “5231 California Building”, respectively) as part of the Premises subject to the Lease, by a Fourth Amendment to Lease dated November 15, 2010 (the “Fourth Amendment”) wherein Landlord leased to Tenant approximately 2,021 rentable square feet of space commonly known as Suite 150 in the 5251 California Building, by a Fifth Amendment to Lease dated April 26, 2011 (the “Fifth Amendment”) wherein Landlord leased to Tenant approximately 3,404 rentable square feet of space commonly known as Suite 230 in the 5251 California Building, and by a Sixth Amendment to Lease dated August 2, 2011 (the “Sixth Amendment”) wherein Landlord leased to Tenant approximately 2,021 rentable square feet of space commonly known as Suite 130 in the 5251 California Building. The portion of the Premises leased by Tenant in the 5251 California Building pursuant to the Second Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment is collectively referred to herein as the “5251 California Premises”; and the Original Lease, as so amended, is referred to herein as the “Lease”.

Landlord and Tenant each desire to further modify the Lease to add approximately 44,240 rentable square feet of space consisting of all the rentable square footage of the building located at 5201 California, Irvine, California (the “5201 California Premises” and the “5201 California Building”, respectively), which 5201 California Premises is more particularly described on Exhibit A attached to this Amendment, to adjust the Basic Rent and to make such other modifications as are set forth in “III. MODIFICATIONS” next below.

III.    MODIFICATIONS.

A. Premises. From and after the “Commencement Date for the 5201 California Premises” (as hereinafter defined), the “Premises” under the Lease shall collectively consist of the 5201 California Premises together with the 5251 California Premises, the 5231 California Premises, the 5211 California Premises and the 5241 California Premises.

B. Building. From and after the Commencement Date for the 5201 California Premises, all references to the “Building” shall include the 5201 California Building, and shall continue to refer to (a) the 5211 California Building, the 5231 California Building and the 5241 California Building, and (b) the 5251 California Building during any portion of the Term of the Lease as to the 5251 California Premises.

C. Basic Lease Provisions. The Basic Lease Provisions are hereby amended as follows:

1.	Item 4 is hereby amended by adding the following:

“Commencement Date for the 5201 California Premises” shall mean the earlier to occur of (a) “Substantial Completion” of the “Tenant Improvements” in the 5201 California Premises (as those terms are defined in the Work Letter attached to this Amendment as Exhibit X), but not sooner than April 1, 2013, or (b) the commencement of Tenant’s regular business operations in the 5201 California Premises. Within thirty (30) days following the Commencement Date for the 5201 California Premises, the parties shall document such date by a written memorandum on a form provided by Landlord (the “5201 California Commencement Date Notice”). Tenant’s failure to execute such Notice within ten (10) days following its receipt thereof from Landlord shall not affect the validity of Landlord’s correct determination of the Commencement Date set forth in the applicable Notice. The acknowledgments by Tenant contained in the second, third and fourth sentences of Section 2.2 of the Lease shall be applicable and binding with respect to Tenant’s lease of the 5201 California Premises. As of the Commencement Date for the 5201 California Premises, Tenant shall be conclusively deemed to have accepted that the 5201 California Premises are in satisfactory condition and in conformity with the provisions of the Lease and the Work Letter, but for the Landlord’s minor punch-list work required to complete the “Tenant Improvement Work” in the 5201 California Premises (as provided in Exhibit X attached to this Amendment).”

2.    Item 5 of the Lease is hereby amended by adding the following:

“Lease Term as to the 5201 California Premises: The Term of the Lease as to the 5201 California Premises shall expire at midnight on April 30, 2017.

3.    Effective as of the Commencement Date for the 5201 California Premises,
Item 6 of the Lease is hereby amended by adding the following as additional paragraphs of the rent schedule:

Basic Rent for the 5201 California Premises:

Commencing on the Commencement Date for the 5201 California Premises, the Basic Rent for the 5201 California Premises shall be Fifty Seven Thousand Five Hundred Twelve Dollars ($57,512.00) per month, based on $1.30 per rentable square foot.

Commencing twelve (12) months following the Commencement Date for the 5201 California Premises, the Basic Rent for the 5201 California Premises shall be Sixty

Thousand Six Hundred Nine Dollars ($60,609.00) per month, based on $1.37 per rentable square foot.

Commencing twenty-four (24) months following the Commencement Date for the 5201 California Premises, the Basic Rent for the 5201 California Premises shall be Sixty Three Thousand Two Hundred Sixty-Three Dollars ($63,263.00) per month, based on $1.43 per rentable square foot.

Commencing thirty-six (36) months following the Commencement Date for the 5201 California Premises, the Basic Rent for the 5201 California Premises shall be Sixty Six Thousand Three Hundred Sixty Dollars ($66,360.00) per month, based on $1.50 per rentable square foot.”

4.    Effective as of the Commencement Date for 5201 California Premises, Item 8 of the Lease shall be deleted in its entirety and substituted therefor shall be the following:

“8. Floor Area of Premises: Approximately 237,142 rentable square feet, comprised of the following:

5201 California Premises – approximately 44,240 rentable square feet;
5211 California Premises – approximately 63,440 rentable square feet;
5231 California Premises – approximately 53,840 rentable square feet;
5241 California Premises – approximately 53,840 rentable square feet; and
5251 California Premises, Suite 130, Suite 140, Suite 150, Suite 160,
Suite 210, Suite 230, and Suite 250 – approximately 21,782 rentable square feet.”

5.    Effective as of the Commencement Date for 5201 California Premises, Item 15 shall be deleted in its entirety and substituted therefor shall be the following:

“15. Vehicle Parking Spaces: Eight Hundred Six (806); provided that for the duration of the 5251 California Lease Term, Tenant shall be entitled to an additional seventy-two (72) vehicle parking spaces.”

D. Right to Extend. The parties confirm and agree that Tenant’s right to extend the Lease set forth in Section 3.4 of the Lease shall apply to the 5201 California Premises.

E. Delay in Delivery. The parties hereby acknowledge that there is an existing tenant in occupancy of the 5201 California Premises. Landlord will use commercially reasonable efforts to cause the tenant in possession to vacate the 5201 California Premises on or before November 1, 2012, but in the event the existing tenant in possession does not vacate the 5201 California Premises on or before February 1, 2013 (the “Outside Date”), then Tenant, as its sole recourse, shall have the right to terminate its obligation to lease the 5201 California Premises by written notice given to Landlord at any time following the Outside Date but prior to the actual vacation of the 5201 California Premises by the tenant in possession. Upon any such termination by Tenant, neither party shall have any further obligation to the other under this Amendment, and Landlord shall reimburse Tenant for its reasonable out-of-pocket costs in connection with the preparation of the “Preliminary Plan” and the “Working Drawings and Specifications” (as defined in the attached Work Letter) incurred as of the date of such termination within 30 days following invoicing by Tenant.

F. Condition of 5201 California Premises. The warranty on the part of Landlord contained in Section 2.4 of the Lease shall be applicable and binding on Landlord as to 5201 California Premises as of the Commencement Date for 5201 California Premises.

G. Signs. Effective as of the Commencement Date for the 5201 California Premises, and for so long as Tenant leases the entire 5201 California Building, Section 5.2 of the Lease is hereby amended to provide Tenant with the exclusive right to one (1) exterior “eyebrow” sign and one (1) exterior “building top” sign on the 5201 California Building.

H. Utilities and Services. The parties confirm and agree that Tenant shall pay charges for “after hours” usage of HVAC units servicing the 5201 California Premises in accordance with the applicable provisions of the initial paragraph of Section 6.1 of the Lease.

I. Communications Equipment. Effective as of the Commencement Date for the 5201 California Premises, Section 7.6 of the Lease, entitled “Communications Equipment” shall be amended to provide Tenant a license (at no additional cost to Tenant) to install, maintain and operate one or more antennae (including but not limited to satellite dishes, line of sight transmitters and receivers, and the like) on the 5201 California Building pursuant to the provisions of said Section 7.6.

J. Broker’s Commission. Article XVIII of the Lease is amended to provide that the parties recognize Irvine Realty Company (“Landlord’s Broker”) as the broker representing Landlord in connection with the negotiation of this Amendment, and that no broker has represented Tenant in connection with the negotiation of this Amendment. Landlord shall be responsible for the payment of a brokerage commission to Landlord’s Broker. The warranty and indemnity provisions of Article XVIII of the Lease, as amended hereby, shall be binding and enforceable in connection with the negotiation of this Amendment.

K. Tenant Improvements for the 5201 California Premises. Landlord hereby agrees to complete the “Tenant Improvements” for the 5201 California Premises in accordance with the provisions of Exhibit X, Work Letter, attached hereto.

IV.    GENERAL.

A. Effect of Amendments. The Lease shall remain in full force and effect except to the extent that it is modified by this Amendment.

B. Entire Agreement. This Amendment embodies the entire understanding between Landlord and Tenant with respect to the modifications set forth in “III. MODIFICATIONS” above and can be changed only by a writing signed by Landlord and Tenant.

C. Counterparts. If this Amendment is executed in counterparts, each is hereby declared to be an original; all, however, shall constitute but one and the same amendment. In any action or proceeding, any photographic, photostatic, or other copy of this Amendment may be introduced into evidence without foundation.

D. Defined Terms. All words commencing with initial capital letters in this Amendment and defined in the Lease shall have the same meaning in this Amendment as in the Lease, unless they are otherwise defined in this Amendment.

E. Corporate and Partnership Authority. If Tenant is a corporation or partnership, or is comprised of either or both of them, Tenant represents that each individual executing this Amendment for the corporation or partnership is duly authorized to execute and deliver this Amendment on behalf of the corporation or partnership and that this Amendment is binding upon the corporation or partnership in accordance with its terms.

V.    EXECUTION.

Landlord and Tenant executed this Amendment on the date as set forth in “I. PARTIES AND DATE.” above.

LANDLORD:    TENANT:

THE IRVINE COMPANY LLC    BROADCOM CORPORATION,
a Delaware limited liability company    a California corporation

By: /s/ Steven M. Case    By: /s/ Ryan Lorey
Steven M. Case     Name: Ryan Lorey
Executive Vice President     Title: Senior Director, Global Real Estate
Office Properties

By: /s/ Michael T. Bennett    By: /s/ Eric Brandt
Michael T. Bennett, Senior Vice President     Name: Eric Brandt
Operations, Office Properties     Title: Executive Vice President and CFO

Broadcom Corporation agrees to furnish supplementally a copy of any of the foregoing exhibits to the SEC upon request.